Exhibit 99.2

NEWS RELEASE

UNITED REFINING ENERGY CORP. ANNOUNCES

ENTRY INTO COMMON STOCK PURCHASE AGREEMENTS

NEW YORK, NY – December 10, 2009 – United Refining Energy Corp., a publicly held special purpose acquisition company (NYSE Amex: URX; Units: URX.U; Warrants: URX.WT), today announced it has entered into agreements to purchase 5,792,700 shares of its common stock in privately negotiated transactions for an aggregate purchase price of $58,100,781 from stockholders who otherwise intended to vote against the previously announced proposed business combination between United and Chaparral Energy, Inc. The purchases of the shares will take place concurrently with or immediately following the closing of the transaction with Chaparral and the purchases will be paid for with funds that will be released from United’s trust account upon consummation of the transaction.

Pursuant to the Agreements, the holders have agreed to vote all shares owned by them in favor of each of the stockholder proposals set forth in the definitive proxy statement/prospectus filed by United with the Securities and Exchange Commission on November 30, 2009.

Additional information regarding United, Chaparral and the related transactions is available in the proxy statement/prospectus filed with the SEC on November 30, 2009, a copy of which may be obtained without charge, at the SEC’s website at http://www.sec.gov.

Not a Proxy Statement/Prospectus

This press release is not a proxy statement/prospectus or a solicitation of proxies from the holders of United’s securities. Any solicitation of proxies will be made only pursuant to the proxy statement/prospectus mailed to all United stockholders and warrant holders who held such securities as of the record date. Interested investors and security holders are urged to read the proxy statement/prospectus because it contains important information about United, Chaparral and the proposals to be presented at the Special Meeting of Stockholders and the Special Meeting of Warrantholders.

About United Refining Energy Corp.

United is a special purpose acquisition company formed in 2007 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets in the energy industry. The Company’s initial public offering of units was consummated on December 11, 2007, raising net proceeds of approximately $464 million (which includes the proceeds of a private placement of 15,600,000 warrants for $15.6 million to its sponsor), of which approximately $449 million was placed in a trust account immediately following the IPO. Each unit is composed of one share of

Company common stock and one warrant with an exercise price of $7.00. As of November 20, 2009, United held approximately $451.4 million (or approximately $10.03 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the proposed transaction. For more information on United, please refer to SEC filings or visit www.urxny.com.

About Chaparral Energy, Inc.

Chaparral is an independent oil and natural gas exploitation and production company headquartered in Oklahoma City, Oklahoma. Since its inception in 1988, Chaparral has increased reserves and production primarily by acquiring and enhancing properties in its core areas of the Mid-Continent and the Permian Basin. Beginning in 2000, Chaparral expanded its geographic focus to include additional areas of Gulf Coast, Ark-La-Tex, North Texas and the Rocky Mountains. For more information on Chaparral please visit www.chaparralenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding United, Chaparral and the combined entity’s business after completion of the proposed transactions. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of the management of United and Chaparral, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Certain factors, which are set forth in United’s proxy statement/prospectus mailed on November 30, 2009, could cause actual results to differ from those set forth in the forward-looking statements. The information set forth herein should be read in light of such risks. Neither United nor Chaparral assumes any obligation to update the information contained in this release.

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. United, Chaparral and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meetings of United’s stockholders and warrantholders to be held to approve the proposed transactions described in United’s proxy statement/prospectus filed on November 30, 2009. The underwriters of United’s initial public offering may provide assistance to United, Chaparral and their respective directors and executive officers, and may be deemed to be participants in the solicitation of proxies. A substantial portion of the underwriters’ fees relating to United’s initial public offering were deferred pending stockholder approval of United’s initial business combination, and stockholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation. United’s stockholders and warrantholders are advised to read the proxy statement/prospectus filed with the SEC on November 30, 2009, as well as other documents filed with the SEC in connection with the solicitation of proxies for the special meetings because these documents contain important information. United’s stockholders and warrantholders are able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: United Refining Energy Corp., 823 Eleventh Avenue, New York, NY 10019, or obtain a copy, without charge, at the SEC’s website at http://www.sec.gov.

Contacts:

United Refining Energy Corp.

Investor inquiries:

Matthew Abenante

Capital Link, Inc.

212-661-7566

URX@CapitalLink.com

Website: www.urxny.com

Media inquiries:

Gerald McKelvey

Rubenstein Associates, Inc.

212-843-8013

gmckelvey@rubenstein.com

Chaparral Energy, Inc.

Investor inquiries:

Joe Evans, CFO

405-478-8770

joe.evans@chaparralenergy.com

Media inquiries:

Lisa Elliott

DRG&E

713-529-6600

lelliott@drg-e.com